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                                                                    EXHIBIT 99.1

THURSDAY DECEMBER 14, 6:02 AM EASTERN TIME

PRESS RELEASE

ADVANCED MATERIALS GROUP INC. RECEIVES NOTIFICATION FROM NASDAQ THAT STOCK IS DELISTED FROM NASDAQ SMALLCAP MARKET

RANCHO DOMINGUEZ, Calif.--(BUSINESS WIRE)--Dec. 14, 2000 - Advanced Materials Group, Inc. (Nasdaq: ADMG - NEWS) today announced that it has been notified by the Nasdaq Qualifications Hearing Panel of its decision to delist the Company's common stock from the Nasdaq SmallCap Market effective with the open of business on Dec. 14, 2000.

The Company expects that its common stock will be immediately eligible to trade on the NASD-regulated OTC Bulletin Board. On Nov. 10, 2000, the Company announced that its board of directors had authorized a reverse stock-split as part of its plan for continued compliance with the Nasdaq SmallCap listing requirements. In light of the Hearing Panel's decision to delist the Company's common stock, the Company will not proceed with this reverse stock-split.

Advanced Materials Group, Inc. is a leading manufacturer and fabricator of specialty foams, foils, films and pressure-sensitive adhesive components for a broad base of customers in the computer, medical, automotive and aerospace industries both in the United States and abroad.

Certain of the statements contained in this news release may be deemed forward-looking statements in accordance with the Private Litigation Reform Act of 1995. Such statements and other matters addressed in the press release involve a number of risks and uncertainties. Among the factors that could cause actual plans to differ materially from these statements and other matters are the risks and factors detailed, from time to time, in the Company's reports with the U.S. Securities and Exchange Commission.

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CONTACT:

         Advanced Materials Group, Inc.
         Steve F. Scott, 310/537-5444
           sscott@advmatl.com
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